SEI ASSET ALLOCATION TRUST

SCHEDULE A
TO
CLASS D
DISTRIBUTION AND SERVICE PLAN
DATED APRIL 1, 1996, AS MOST RECENTLY AMENDED
SEPTEMBER 14, 2010


Diversified Conservative Fund
Diversified Conservative Income Fund
Diversified Market Growth Fund
Diversified Moderate Growth Fund
Diversified Aggressive Growth Fund
Diversified U.S. Stock Fund
Diversified Aggressive Stock Fund
Defensive Strategy Fund
Conservative Strategy Fund
Moderate Strategy Fund
Aggressive Strategy Fund
Core Market Strategy Fund
Market Growth Strategy Fund



DB1/65632919.2